Exhibit 5.3

September 20, 2017

American Midstream Partners, LP

American Midstream Finance Corporation

2103 City West Blvd.

Bldg. 4, Suite 800

Houston, Texas 77042

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special Maryland counsel to Blackwater Maryland, L.L.C., a Maryland limited liability company (the “Maryland Guarantor”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of $300,000,000 aggregate principal amount of the 8.50% Senior Notes due 2021 (the “Exchange Notes”) to be issued by American Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), and American Midstream Finance Corporation, a Delaware corporation and wholly-owned subsidiary of the Partnership (“Finance Corp”). The Exchange Notes will be issued under an Indenture, dated as of December 28, 2016 (the “Original Indenture”), among the Partnership, Finance Corp, the entities named as Guarantors therein (including the Maryland Guarantor) and Wells Fargo Bank, National Association, as Trustee, as supplemented by the First Supplemental Indenture, dated as of March 8, 2017, among the Partnership, Finance Corp, the entities named as Guarantors therein and the Trustee, and the Second Supplemental Indenture, dated as of September 18, 2017 (the “Second Supplemental Indenture”) (the Original Indenture, as so supplemented, the “Indenture”), among the Partnership, Finance Corp, the entities named as Guarantors therein (including the Maryland Guarantor) and the Trustee. The Exchange Notes, and the guarantees thereof to be provided under the Indenture, will be registered under the Securities Act on the Registration Statement on Form S-4 (the “Registration Statement”) of the Partnership, Finance Corp and the guarantors of the Exchange Notes filed on the date hereof with the Securities and Exchange Commission.

In our capacity as special Maryland counsel to the Maryland Guarantor and for the purposes of the opinions expressed herein, we have reviewed (i) the Registration Statement, (ii) the Indenture, (iii) certain organizational documents of the Maryland Guarantor and (iv) such other records, certificates and documents as we deemed necessary for the purpose of the opinions expressed herein. We have relied as to certain factual matters on information and certificates obtained from public officials and officers of Blackwater Midstream Corp., the sole member of the Maryland Guarantor.

In giving the opinions expressed herein, we have assumed without any inquiry or other investigation that (i) all documents submitted to us as originals are authentic, (ii) all documents submitted to us as certified or photostatic copies conform to the original documents, (iii) all signatures on all documents

American Midstream Partners, LP American Midstream Finance Corporation September 20, 2017 Page 2

submitted to us for examination are genuine (and those signatures of company representatives have the effect of binding the underlying entity), (iv) all natural persons who executed any documents that we reviewed or relied on had, at the time of such execution, legal capacity and (v) all public records reviewed by us or on our behalf are accurate and complete.

Based on the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.	The Maryland Guarantor is a limited liability company existing under and by virtue of, and is in good standing under, the laws of the State of Maryland.

2.	The Maryland Guarantor has the requisite limited liability company power to enter into and perform its obligations under the Original Indenture as supplemented by the Second Supplemental Indenture, including the guarantee of the Exchange Notes.

3.	The execution and delivery by the Maryland Guarantor of the Original Indenture and the Second Supplemental Indenture and the performance of its obligations thereunder, including the guarantee of the Exchange Notes, have been duly authorized by the Maryland Guarantor.

We express no opinion with respect to the laws of any jurisdiction other than, and our opinions expressed herein are limited to, the laws of the State of Maryland, except that we express no opinion as to the securities or “blue sky” laws or regulations of the State of Maryland. The opinions expressed herein are limited to the matters expressly set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the use of our name under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement and to the filing of this opinion letter with the Registration Statement as Exhibit 5.3 thereto. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours, Miles & Stockbridge P.C.

By:	/s/ J.W. Thompson Webb
Principal